Exhibit 10.11

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of this 17th day of May, 2008 (the “Effective Time”), by and among ROBERT F. MAGUIRE III, an individual (“Consultant”), Maguire Properties, Inc., a Maryland corporation (the “REIT”), and Maguire Properties, L.P, a Maryland limited partnership (the “Operating Partnership”) (collectively, the REIT and the Operating Partnership shall be referred to herein as the “Company”).

RECITALS

WHEREAS, Consultant was employed by the Company prior to the Effective Time;

WHEREAS, Consultant and the Company have entered into a Separation and Release Agreement, dated May 17, 2008 (the “Separation Agreement”), providing for the termination of the Consultant’s previous employment relationship with the Company;

WHEREAS, the Company wishes to engage Consultant to provide consulting services after the Separation Date (as such term is defined in the Separation Agreement), on the terms and conditions herein provided; and

WHEREAS, Consultant has agreed to be engaged by the Company to provide consulting services after the Effective Time, on the terms and conditions herein provided.

NOW, THEREFORE, in consideration of these recitals and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Retention as a Consultant. The Company shall retain Consultant and Consultant shall serve the Company as an independent consultant, on the terms and conditions set forth herein.

2. Term. The term of this Agreement shall commence on the Separation Date, and shall expire on the earlier of: (i) the second anniversary of the Separation Date; or (ii) the date of Consultant’s death (the “Consulting Period”). The Consulting Period may be terminated earlier by either party with at least 30 days’ written notice; provided, however, if the Company shall terminate this Agreement “without cause” (as defined in the Consultant’s June 27, 2003 Employment Agreement with the Company), the Company shall be obligated to pay to Consultant, at the time it provides the notice of termination, all fees payable under Section 6(a) for the unexpired term of this Agreement.

3. Consulting Services. During the Consulting Period, Consultant, to the best of Consultant’s abilities, will be available to consult and cooperate with and provide advice and counseling to Nelson C.

Rising with respect to matters involving the Company’s operations. Consultant will perform such services at times mutually agreeable to the Company and Consultant, and will not be required to perform such services for more than 20 hours per month.

4. Independent Contractor Status. The Company acknowledges and agrees that Consultant shall serve as an independent contractor and not as an employee of the Company. The Company and Consultant hereby covenant with one another to treat the engagement of Consultant as that of an independent contractor, and not an employee, for all purposes, including (i) Federal, state and local income and employment taxes in any jurisdiction, (ii) benefits and (iii) insurance.

5. Place of Performance. Consultant may perform Consultant’s services under this Agreement by telephone consultation and/or at such locations as are acceptable to Consultant.

6. Compensation and Related Matters. As compensation for the services to be rendered by Consultant under this Agreement, the Company shall make the following payments to Consultant:

(a) Consulting Fee and Expenses. In exchange for Consultant providing consulting services during the Consulting Period, the Company shall pay Consultant: (i) a fee of $10,000 per month during the Consulting Period; and (ii) reimbursement of reasonable and necessary expenses incurred by Consultant in the performance of consulting services pursuant to this Agreement, which shall be paid within 30 days after the Company’s receipt of proper documentation of such expenses from Consultant; provided, however, that all reimbursement requests hereunder shall be submitted and paid not later than the end of the calendar year following the year in which the expense is incurred.

(b) Additional Compensation. To the extent Consultant renders services to the Company in addition to those specified in paragraph 3 hereof, Consultant shall be compensated for such additional services in an amount to be agreed upon between the Company and Consultant.

7. Taxes. Consultant agrees and understands that Consultant will fully assume any and all tax obligations on any payment or consideration paid to Consultant pursuant to this Agreement, and that Consultant shall be exclusively liable for the payment of any and all Federal, state, and local taxes which may be determined to be due as a result of any payment or consideration paid.

8. Indemnification. The Company agrees to indemnify Consultant and hold Consultant harmless from and against any and all claims, damages, liabilities, judgments, losses, costs, penalties, interest and expenses, including reasonable attorneys’ fees and costs, suffered or incurred as a result of Consultant’s performance of services under this Agreement. In the event that the Company or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of the Company or their respective successors or assigns, as the case may be, assume the obligations set forth in this paragraph 8. The provisions of this paragraph 8 shall survive any termination of this Agreement.

9. Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

10. Notice. All notices or other communications required or permitted by this Agreement: (i) must be in writing; (ii) must be delivered to the parties at the addresses set forth below, or any other address that a party may designate by notice to the other parties; and (iii) are considered delivered on the earlier of: (a) actual receipt if delivered personally or by an overnight delivery service; or (b) the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

If to Consultant:

Robert F. Maguire III

c/o Maguire Investments LLC

1733 Ocean Avenue, Suite 400

Santa Monica, CA 90401

If to the Company:

Maguire Properties, Inc.

1733 Ocean Avenue, Suite 400

Santa Monica, CA 90401

Attention: General Counsel

11. Modification of Agreement; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by

Consultant, a representative of the REIT and a representative of the Operating Partnership. A waiver of any breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself.

12. Governing Law. The validity, interpretation, construction and performance of this Agreement, and the rights and obligations under this Agreement, shall in all respects be governed by the laws of the State of California, as applicable, without regard to its choice of law rules. Venue in any legal action shall exist exclusively in the state or federal courts in Los Angeles County, California.

13. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, then (i) such provision shall be enforceable to the fullest extent permitted by applicable law and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15. Headings. Headings, titles or captions of paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Maguire Properties, Inc.

By:	/s/ WALTER L. WEISMAN
Name:	Walter L. Weisman
Title:	Director

Maguire Properties, L.P., a Maryland limited partnership

By:	Maguire Properties, Inc.
Its:	General Partner

By:	/s/ WALTER L. WEISMAN
Name:	Walter L. Weisman
Title:	Director

ROBERT F. MAGUIRE III
/s/ ROBERT F. MAGUIRE III

Signature Page to Consulting Agreement